CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
              -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 33-65076, 33-03335, 33-63083, and 333-2221.



/s/  Arthur Andersen LLP
     Arthur Andersen LLP




Atlanta, Georgia
March 21, 1997